U.S. Securities and Exchange Commission
        Washington, D.C. 20549

        Form SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        STRATEGIC PARTNERS, INC.
        (Name of small business issuer in its charter)

        Wyoming (state of Incorporation)
        6199 (Primary Standard Industrial Classification Code
        Number)
        77-0494696 (IRS Employer ID No.)
        SEC File No. 333-

        3525 Sunset Lane
        Oxnard, CA 93035
        805-984-0821
        (Address and telephone number of registrant's principal executive offices and principal place of business)

        Frank J. Weinstock
        3525 Sunset Lane
        Oxnard, CA 93035
        805-984-0821
        (Name, address and telephone number of agent for service)

        Copies to:

        David Lilly
        Lance Kerr Law Office
        8833 Sunset Blvd. Suite 200
        West Hollywood, Calif. 90069
        310-289-4947

        Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.



Calculation of Registration Fee


                                                      Proposed
                                      Proposed        Maximum
Title of Each Class                   Maximum         Aggregate Amount of
of Securities to be   Amount to be    Offering Price  Offering  Registration
Registered(1)         Registered (1)  Per Unit(1)     Price(2)  Fee
-------------------------------------------------------------------------
Units (1)             300              $ 2,000       $600,000  $167.00

--------------------------------------------------------------------------
(1) A Unit consists of 1,000 shares of common stock, par value
$0.001.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(3) The registrant is carrying forward 200 units for which fees were paid under the original registatement statement declared effective May 16, 2000.

                                  ----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.



PROSPECTUS

STRATEGIC PARTNERS, INC.

Initial Public Offering

300 units consisting of 1,000 shares of common Stock each at the rate of $ 2,000 per unit.

Strategic Partners, Inc. is a development stage company without significant assets or business. It was formed to engage in the business of providing consulting services to companies with respect to finance, mergers, acquisitions, raising capital in the public markets and marketing on the internet. The offering is on a best efforts basis. The offering will be sold by our officers and directors acting as agents. There is no minimum of amount of shares that must be sold. There is currently no market for the shares The termination date for the offering is 8/15/2000.


Securities offered hereby involve a high degree of risk. These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities offered hereby involve a high degree of risk. See "RISK FACTORS" on page 3.





                         Table of Contents

Summary of the Offering.........................................1

Risk Factors....................................................2

Use of Proceeds.................................................3

Determination of Offering Price.................................4

Dilution .......................................................4

Plan of Distribution ...........................................5

Legal Proceedings ..............................................5

Directors and Officers..........................................5

Principal Stockholders .........................................8

Description of Securities ......................................9

Transfer Agent..................................................9

Reports to Stockholders.........................................9

Interest of Named Experts and Counsel...........................9

Disclosure of Commission Position of
  Indemnification for Securities Act Liabilities...............10

Organization Within Last Five Years............................10

Description of Business........................................10

Management's Discussion and Analysis of the
  Plan of Operation............................................12

Description of Property........................................12

Certain Relationships and Related Transactions.................12

Market for Common Equity and Related
  Stockholder Matters..........................................12

Executive Compensation.........................................13

Financial Statements..................................F-1 to F-29

Changes in and Disagreements with Accountants on
  Accounting and Financial Disclosure .........................14




SUMMARY OF THE OFFERING

        Strategic Partners, Inc. was incorporated in 1998 for the purpose of engaging in investment banking and providing financial consulting services to businesses and individuals. Since incorporation our officers and directors have been to engaged in research as to how best to market our services in the financial services industry and to raise money to open offices and conduct business.

OFFERING OF UNITS


     Units Offered - 300
     Minimum Number of Units to be Sold - No Minimum
     Maximum Number of Units to be Sold - 300
     Minimum/Maximum Number of Units to be Sold to Each Purchaser - One (unless more are allowed in our discretion)
     Units consist of 1,000 shares of common stock
     Unit Price - $ 2,000
     Shares Outstanding Prior to Offering - 569,000
     Shares Outstanding after Offering if all sold - 869,000
     Use Of Proceeds:
          Legal
          Administrative Assistant & Secretarial
          Marketing & Travel Expense
          Facilitate Strategic Alliance Group
          Design & Printing
          Office Leasehold
          Shareholder Releases - Mail
          General Mail - Incl. Courier Services
          Phones/Fax/Internet
          Public/Investor Relations
          Office Equipment; lease/purchase
          Financial Conferences/Seminars
          Advertising & Brochures
          Website Design and Hosting
          Accounting




THE COMPANY

    We are organized as a Wyoming corporation named Strategic
Partners, Inc. Our offices are located at 3525 Sunset Lane, Oxnard, California. The telephone is 805-984-0821.


RISK FACTORS:

   We have had losses since inception and such losses are expected to continue for the foreseeable future. We were incorporated in September of 1998. Since that time we have worked on raising operating funds and developing plans to market our services utilizing the internet. We have experienced losses to date as funds available have not been sufficient to operate in a profitable manner. We believe we have a viable plan of operation and can generate profits if we have sufficient working capital. The risk to investors is that if we are not able to generate sufficient working capital from this offering it will become difficult to market our services and obtain clients.


   We are Dependent Upon Key Personnel and Affiliates. We are highly dependent on the services of Frank J. Weinstock, our President and CEO. Mr. Weinstock has signed a five year management contract beginning in October of 1999. Under this contract Mr.
Weinstock is to be paid an annual salary of $ 150,000. In addition he is to be reimbursed for reasonable business expenses. Our ability to pay Mr. Weinstock and related persons is a risk of investing in the Company.

  We may not be able to successfully implement our business plan. The success of the business plan is highly dependent on the success of the offering of units hereunder. If the offering is fully sold we will be able to operate for a period of twelve months without additional capital. If less than the full offering is sold our ability to operate will be hampered. At a minimal level of funding we will be able to open an office and hire two or more employees. We will began our sales efforts and attempt to generate fee income. The more capital raised the greater is our ability to generate fee business. If the offering is fully funded we can hire additional sales persons and support staff that will attract more business.



  ADDITIONAL INFORMATION

   We have filed with the Securities and Exchange Commission in Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. For further information with respect to our company and the common stock offered hereby, reference is made to the registration statement and the exhibits listed in the registration statement. The registration statement may be examined at the Public Reference
Room of the Securities and Exchange Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees.

We are an electronic filer, and the Securities and Exchange
Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the SEC website is http://www.sec.gov. To find information go to Edgar Archives and search under the Registrant name (Strategic Partners, Inc.) or CIK number (1100313).

We will file reports with the Securities and Exchange Commission and intend to furnish shareholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

   USE OF PROCEEDS

     The use of proceeds will be disbursed for organizational and marketing efforts. The offering is on a "best efforts" basis. If no funds are received we will have no proceeds to spend. We reserve the right to expend funds as received.

The following table sets forth the uses of proceeds if only
10% of the offering is sold. At this level the total funds available would be equal to $ 60,000

USE OF PROCEEDS EQUAL TO 10% OF OFFERING:

   Legal                                        $    5,000
   Administrative Assistant & Secretarial            4,000
   Marketing & Travel Expense                        6,000
   Facilitate Strategic Alliance Group               2,000
   Design & Printing                                 2,000
   Office Leasehold                                  6,000
   Misc. Supplies                                    3,000
   Shareholder Releases - Mail                       2,000
   General Mail - Incl. Courier Services             2,000
   Phones/Fax/Internet                               3,000
   Public/Investor Relations                         9,000
   Office Equipment; lease/purchase                  5,000
   Financial Conferences/Seminars                    3,000
   Advertising & Brochures                           2,000
   Website Design and Hosting                        4,000
   Accounting                                        2,000
                                                 __________

                                               $    60,000



USE OF PROCEEDS EQUAL TO 50% OF OFFERING:

   Legal                                        $    25,000
   Administrative Assistant & Secretarial            25,000
   Marketing & Travel Expense                        33,000
   Facilitate Strategic Alliance Group                7,000
   Design & Printing                                  7,000
   Office Leasehold                                  30,000
   Misc. Supplies                                    20,000
   Shareholder Releases - Mail                        4,000
   General Mail - Incl. Courier Services              4,000
   Phones/Fax/Internet                               15,000
   Public/Investor Relations                         45,000
   Office Equipment; lease/purchase                  25,000
   Financial Conferences/Seminars                    20,000
   Advertising & Brochures                           13,000
   Website Design and Hosting                        22,000
   Accounting                                         5,000
                                                 __________

                                               $    300,000




USE OF PROCEEDS IF ALL UNITS ARE SOLD:

   Legal                                        $    55,000
   Administrative Assistant & Secretarial            53,000
   Marketing & Travel Expense                        66,000
   Facilitate Strategic Alliance Group               23,000
   Design & Printing                                 14,000
   Office Leasehold                                  60,000
   Misc. Supplies                                    30,000
   Shareholder Releases - Mail                        8,000
   General Mail - Incl. Courier Services              8,000
   Phones/Fax/Internet                               30,000
   Public/Investor Relations                         90,000
   Office Equipment; lease/purchase                  55,000
   Financial Conferences/Seminars                    30,000
   Advertising & Brochures                           25,000
   Website Design and Hosting                        44,000
   Accounting                                         9,000
                                                 __________

                                               $    600,000


 DETERMINATION OF OFFERING PRICE

    We have arbitrarily determined the
offering price of the units.


   DILUTION

    This offering involves a dilution of net tangible book value to the existing shareholders. Assuming the maximum amount of units offered are sold the following table shows the dilution to persons who purchase to this offering.

Assumed initial public offering
  price per share.................................  $ 2.00
Pro forma net tangible book
  value per share as of Dec.31, 1999............... $ 0.04
Pro forma increase
   attributable to new investors................... $.0.57


Pro forma net tangible book value per
   share after the offering.......................  $ 0.61
Pro forma dilution per share to new
   investors......................................  $ 1.39



   The following table summarizes the total number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and by new investors, in each case based upon the number of shares of common stock outstanding as of December 31, 1999.

                          Shares Purchased  Total Consideration
                                                              Average Price
                         Number   Percent  Amount   Percent   Per Share

Existing stockholders...569,000   65.5%  $  569,000   48.6 %    $ 1.00
New investors...........300,000   34.5%  $  600,000   51.4 %    $ 2.00
                     ----------  --------   --------- --------
  Total                 869,000  100.0%  $ 1,169,000  100.0%

                        =======  ======  ===========  =======



 PLAN OF DISTRIBUTION

     We plan to distribute the shares on a "best efforts" basis utilizing our officers and directors. In doing so we will rely on Exchange Act Rule 3a4-1 which permits officers and directors to sell without registering as brokers/dealers. We plan to offer the securities on the company website. If offered on the website the announcement will be limited to information of a general nature. The offer will be made via the prospectus which may be transmitted by email or sent by mail in printed form. No company has been engaged as an underwriter. We may hire broker/dealers to sell all or a portion of the offering. In such event we will cease all marketing efforts by our officers and directors and will file a post-effective amendment to indicate that this change in the plan of distribution.



  LEGAL PROCEEDINGS

         There are no legal proceedings pending against us.


 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following persons are our officers and directors:

   Frank J. Weinstock, Director, President and Chief Executive
Officer

   Frank J. Weinstock, age 62,  is the founder of Strategic
Partners, Inc. Mr. Weinstock has served as President and Chief
Executive Officer of our company since founded in Sept.,1998.
From 1989 to 1998 Mr. Weinstock worked as an independent analyst and consultant providing corporate structuring, reorganizations, mergers/acquisitions and other sophisticated services including financial development. Mr. Weinstock's forte has been exclusively centered around fast pace growth companies in corporate America. From 1982 to 1988 he served as Chief Financial Officer of Diversified Technology, Inc., an international company in the business of licensing intellectual property of advanced medical products, consisting of bio-compatible osteogenic polymers (BOP), exported from the Soviet Union to the western free world. From 1978 to 1982 he served as Chief Operating Officer of Western Gold'n Gas Company engaged in the business of developing natural gas fields by drilling company owned acreage in partnership with major national and international conglomerates. From 1974 to 1978 he was instrumental and responsible for the development and promotional activities of Greenwich Pharmaceutical, a public company, pka, Strategic Medical Research Corp.(SMRC) 1969 to 1990, President of J.J.Weinstock Agency, Inc. an independent insurance agency and large brokerage facility.

    It was during these formidable years that Mr. Weinstock successfully created, integrated and combined insurance with securities complimenting large estate planning services, much before the advent of "Universal Life". From 1962 to 1969 he specialized in Fire, Property & Casualty Insurance manuscripting forms for large commercial and industrial organizations. He also packaged and combined comprehensive personal lines insurance. During Mr. Weinstock's twenty-nine year tenure, he specialized in aviation (FBO'S), medical malpractice and tailoring unique disability coverages for high profile medical practitioners, while designing sophisticated estate planning techniques. Due to Mr. Weinstock's other business and financial interests in broadening his corporate horizons the insurance business was sold.

   Alex Blumkin, Director.

   Alex Blumkin, age 29, graduated from high school in Odessa, Ukraine in 1987 specializing in English and other foreign languages. He attended Medical College No. 1 and graduated in 1989 with a degree in Dentistry. He graduated in 1992 from Yshinsky University with a teaching certificate in Psychology.

  Following graduation from college Mr. Blumkin became active in the import/export business. He established Bipa, a company engaged in trading commodities, precious metals and other natural resources. In 1995 Bipa was listed as one of the largest 1,000 companies of its type in the Universal Space catalog. Bipa was enormously successful.

     In the course of developing Bipa Mr. Blumkin developed strong American relationships consulting on a broad array of contracts establishing business activities resulting in impressive profitability. Mr. Blumkin visited the United States many times and made use of his skills and contacts learning how to apply American business methods to the economy in the Ukraine. Mr. Blumkin organized a new company called Exodus which introduced the first credit card in the Ukraine. The introduction of the credit card expanded the business possibilities of local companies allowing their goods and services to be purchased by individuals using credit rather than hard currency. The use of credit cards was supported and backed by the major banking systems in the Ukraine largely through the efforts of Mr. Blumkin. This success opened numerous doors and presented many new business opportunities at the global level.

      In addition to operating the credit card business Exodus became the largest advertising agency in the Ukraine. Due to his knowledge and business acumen efforts Exodus introduced the first yellow pages for telephone directories in the Ukraine. Mr. Blumkin and his associates developed the largest Exhibition Center in the Ukraine to promote international trade. Outdoor advertising including billboards and light boxes were introduced to improve the marketing of goods and services for businesses in the Ukraine. The success of Exodus led to increased business activity in numerous regions of the Ukrainian economy.

     Mr. Blumkin lived in the United States for several years beginning in 1995 as a legal immigrant. He has actively continued his business interests In the United States. In 1999 he proudly became a U.S. citizen. He has been active for the last few years in the financial sector. Investments being his area of expertise he seeks opportunities in real estate, securities and business turnarounds. He currently has ownership interests in A.S. Victory, a hotel supply company which is experiencing rapid growth. He will serve as a director until the next scheduled meeting of shareholders in January, 2001.



   GEORGE FENCL, Director


   Mr. Fencl, age 58,  is currently Secretary and Treasurer, J.T.
Granatelli Lubricants, Inc. He has thirty five years experience as a business owner in retail stores, restaurant business and manufacturing. Since 1984 he has acted as an investor and consultant for various real estate ventures; high tech; corporations; and creative talent management companies.

   Mr. Fencl owned and operated one of the largest jewelry production companies on the west coast. He was one of the first owner/operators in the vending machine business on the west coast and developed an extremely strong and viable business.

   Mr. Fencl owns and manages extensive high end real estate properties, including vast commercial operations, both abroad and in the United States. He has extensive experience at the global level relative to franchise operations and license agreements. He also possesses a vast experience on Wall Street internationally with ownership of merchant banks, as well as an invaluable insight; with a blend of knowledge and experience resulting in tremendous success. A broad background and experience with major companies in corporate America, many of which are public entities further strengthened his relationships and accomplishments on Wall Street.

   Mr. Fencl is a long time automotive enthusiast with partners in auto racing teams; including part owner of Irwindale Raceway. He built custom street vehicles and has been a consultant to various specialty automotive manufacturers. Mr. Fencl was on the Board of Directors of Vector Car Company during the time it was owned directly by Lamborghini and was an advisor to Lamborghini Automotive. He retains ownership of the Lamborghini name.

   Mr. Fencl attended the Institute of Art, Northrop Institute of
Technology, Mount San Antonio College (with emphasis in Business Law) and Azusa Pacific University (with emphasis in Business Management) and completed a two year tour in the United States Air Force. Mr. Fencl became a chief financial officer and a director on October 31, 1999. He will serve as a director until the next scheduled meeting of shareholders in January, 2001.



   Trish R. Francis, Director and Secretary

     Ms. Francis, age 53, has had an extensive business career after completing two years of college; studying a variety of business disciplines. Ms. Francis worked for prominent plastic surgeons, where she was responsible for general office management to include detailed deciphering and transcription of surgical records, enhancement of patient care and all financial responsibilities. She managed a construction company coordinating and implementing all facets, to include restructuring of the entire organization and operating strategies.

     After moving from Oklahoma to California in 1986, Ms.
Francis managed the Claremont Dental Clinic, supervising a group of doctors and employees. Upon completion of an entire office reorganization, her responsibilities took on a sophisticated management position.

     From 1989 to 1999, Ms. Francis advanced her professional career and talents in assuming a major role by undertaking vast responsibilities for Keystone Investment Company, an international financial consulting organization, to include executive administrative duties and becoming the liaison between that office and the financial community. Activities consisted of preparing legal documents for corporate reorganizations and mergers. Ms. Francis also synchronized activities between the various management, legal and accounting groups. Ms. Francis became Secretary/Treasurer April 9, 1999 and became a director on May
27, 1999. She will serve as a director until the next scheduled meeting of shareholders in January, 2001.


   PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of the company's common stock following the proposed organization, and as adjusted to reflect the sale of the units offered hereby, by:
     *    each person who is known by the company to own more
          than 5% of the company's outstanding common stock;
     *    each of the company's directors, naming them; and
     *    officers and directors of the company as a group.




Title of   Name and Address        Amount and Nature        Percent of
Class      of Beneficial Owner     of Beneficial Owner      Class


Common
Shares     Frank J. Weinstock      317,100  Shares(1)       56%
           3525 Sunset Lane
           Oxnard, CA 93035

           Trish R. Francis        22,800  Shares(2)         4%
           3525 Sunset Lane
           Oxnard, CA 93035


           David G. Lilly          55,000 Shares           10%

           8833 Sunset Blvd.
           Suite 200
           West Hollywood,
           Calif. 90069

Total number of shares
owned by officers
and directors:                    339,900  Shares           60%



Total number of shares
to be owned by officer
and directors when all
units are sold:                   339,900   Shares          39%

Total shares to be issued
and outstanding when all
units are sold:                   869,000   Shares         100%

   (1) Includes 1,600 shares owned by the children of Frank J.
Weinstock.
   (2) Includes 1,800 shares owned by the children of Trish R.
Francis.



   DESCRIPTION OF SECURITIES

     Each unit offered consists of 1,000 shares of common stock.

     We are authorized to issue 10,000,000 shares of common stock, $.001 par value.
     As of 12/31/1999 569,000 shares were issued and outstanding.
     Each share of common stock will be entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.
     The holders of common stock
          * will have equal ratable rights to dividends from funds legally available thereof, when, as and if declared by our Board of Directors;
          * will be entitled to share ratably in all of the assets of our company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company; and
          * will not have preemptive or redemption provision applicable thereto.
     All shares of common stock which are the subject of this offering, when issued, will be fully paid and non-assessable, with no personal liability to the ownership thereof.
     Our holders of shares of common Stock do not have cumulative voting rights.
     At the completion of this offering, if all units are sold, affiliates, officers and/or directors of our company will own approximately 47% of the then outstanding common stock.


   TRANSFER AGENT

        We will initially act as our own stock transfer agent.


   REPORTS TO STOCKHOLDERS

        We intend to furnish its stockholders with annual reports containing audited financial information.


  INTEREST OF NAMED EXPERTS AND COUNSEL

        No counsel or experts have been hired to give opinions on any matters concerning this offering. The Lance Kerr Law Office has received 50,000 shares of common stock for their work in completing the registration process relating to these shares. These shares were issued and delivered prior to the filing of this registration statement. The Lance
Kerr Law Office will render an opinion regarding the shares being registered in this offering.

   DISCLOSURES OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACTS LIABILITIES

      Section 17-16-851 of the Wyoming Statutes authorizes a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, the company has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Article V, Section 1, of the company bylaws provides for mandatory indemnification of its directors to the maximum extent permitted by the Wyoming Corporation Act and permissible indemnification of officers and employees.


  ORGANIZATION WITHIN LAST FIVE YEARS

     Frank J. Weinstock may be considered a promoter. We have entered into a five year employment agreement at an annual compensation of $ 150,000 beginning November 1, 1999.


   DESCRIPTION OF BUSINESS

       Strategic Partners, Inc. was created to provide wide ranging financial services to successful private companies who are considering the public equity market as a means of enhancing their expansion and growth. Our officers and directors have over 50 years experience in equity financing and the public stock markets.
With the continuing consolidation of national brokerage organizations and investment banking institutions access to the equity markets is limited to only the largest multinational corporations. At the same time the meteoric rise in the internet as a trading and investment medium has changed the complexion of trading securities and investments forever.

    Small successful private companies which could utilize equity capital to produce and accelerate earnings are excluded from the major firms because of their size. Their relatively small capital requirements do not qualify them for traditional entry into the national equity markets. The recent surge in equity offerings by internet related companies has meant that many quality private companies are being ignored by the traditional investment banking organizations because they do not have a thriving business whose name ends in ".com". This exclusion from the nation's equity markets stifles the expansion and potential growth of many emerging companies who may have outstanding internal growth rates and profitability but are being eliminated because they are not engaged in e-commerce. Strategic Partners, Inc. intends to show such companies the means by which they can access investment capital. We will provide professional advice to the principals of these companies as to the proper procedures for taking advantage of the potential benefits while avoiding the inherent risks of the equity marketplace.

        Strategic Partners, Inc. will establish a national network of broker-dealers, market makers, venture capitalists and investors interested in assisting well managed companies to access the equity markets and attain greater success. In addition the Company is developing skills in using the power of the internet as a way of communicating investment opportunities to millions of potential investors.

   This network will consist of representatives from regional brokerage houses and individual accredited investors who share the Company's belief that the equity marketplace can provide a significant benefit to emerging companies which have a successful history of operations but need additional capital to achieve their true potential. The Company will provide an interface between this network and the companies seeking access to the national equity markets. Many companies who could benefit from access to capital sources have no idea of how to gain acceptance or be effective once operating in the equity market place.

  Many companies are unaware of the new opportunities available every day for accessing investment capital by use of the internet. We were organized to provide businesses with competent and professional advice on the equity market place and assist those companies in benefitting from access to that resource. Our business will consist of services to clients for fees. We intend to provide services to clients who are planning on becoming public companies either through initial public offerings or mergers with existing public companies.

   We will develop relationships with ongoing financial organizations in addition to marketing a unique concept on the internet. We will charge fees for other services rendered. We intend to establish a website that will advertise the existence of the Company and the services we provide. We have registered the domain name
"strategic-partners-inc.com" for this purpose. We intend to solicit business through referrals by persons or entities known to our officers and directors.

   We will initially be at a competitive disadvantage we are a new company with no track record of providing such services to business clients as Strategic Partners, Inc. Our directors have individually and collectively extensive years of operating history with an impressive track record of being success oriented in the financial marketplace. The expertise, skills and talents of these individuals will help to create a stronger and healthier company during it's embryonic development stages. There are many firms engaged in the same business who are larger, more well established and who have a base of existing clients and referral sources. We intend to compete against these other businesses by offering high quality services at competitive prices.

       Client fees earned by us will be predicated upon performance. Providing capital resources to assist companies in obtaining funds by which to conduct business operations will be a primary function.
In such cases, until we produce the desired result, we will be required to pay our operating overhead. The time to achieve such a revenue stream will vary. We expect to begin generating cash flow between three to nine months from the conclusion of this offering. We will use written agreements to contract for our services and will collect a portion of our fees in advance to alleviate collection problems. Initially, until a track record is established, we will engage in activities involving only a few select clients. We have been advised by legal counsel that we will not be required to register as an investment adviser as we are not engaged in rendering investment advice to the public. Further we have been advised that we will not be required to register as a investment company or mutual fund as we will not be investing capital in securities of other companies and holding the same in investment accounts for our shareholders.

   We will use the experience of our officers and directors to screen prospective clients so that management's time will be devoted to those projects where there is a high likelihood of success. We have entered into a five year management contract with Frank J.
Weinstock the President. This will help insure that the services of Mr. Weinstock will be available on a long term basis. We intend to build a strong and reputable organization employing proven professionals capable of servicing all components of our business. It will be difficult to obtain the services of other professionals until we have reached the point of having sufficient income to offer competitive salaries and benefits to qualified persons.

     There is no governmental regulation of the providing of consulting services to businesses and thus no governmental approvals are needed to engage in business. Our services will initially be limited to advice and analysis of a client's position relative to its chances of success in the public market. We know of no plans to regulate the dispensing of business advice to clients in the area of finance or providing advice on structure of offerings to the public by our clients.

  During our initial stages we raised money from private investors for operations. We have engaged in extensive research in the last 22 months to assemble a business strategy enabling us to stay abreast of changes occurring in the public markets and assessing the impact of the internet on the securities business. This research consisted of attending seminars and public meetings on the topic of investing in internet and ".com" companies, utilizing the internet for raising capital for businesses, examination of new and emerging methods of accessing sources of capital using the internet.

The principals read extensively in the financial press and consulted various websites of other firms who report on internet related activities as they occur. Sources that were reviewed included companies such as ETrade, offroadcapital.com, garage.com, direct stock market (dsm.com), and similar ventures. The principals attended seminars where the principals of some of these companies expressed their views about changes that were occurring in the capital markets. In the last 22 months the stock market has sponsored numerous IPO's for internet and ".com" type businesses. Some of these have been very successful and others less so. The principals have studied some of these offering and tried to identify those factors that have helped make the offering of stock using the internet successful so those techniques and procedures could be applied to clients of our company.

The last 22 months has seen a dramatic rise in the stock of technology and internet related companies. The Company has reviewed the SEC Rules that have appeared to support the use of the internet to disseminate information about new companies and the raising of capital. We have reviewed the recent changes by the North American Securities Administrators Association which have attempted to co-ordinate the efforts of states to make the flow of information more efficient. We have reviewed the uses of SCOR offerings for small business and have tried to determine those factors that have made them workable in the public market.

We have reviewed the ACE-Net system of using the internet for raising capital as well as the experiences of various angel groups in investing in emerging companies. We have studied the feasibility of establishing our own angel group consisting of an assemblage of wealthy investors who are interested in investing in companies that are going public in the near term. Our principals have spoken to representatives of establishment and regional broker dealer firms to identify trends, problems and opportunities as they evolve in the changing public market place relating to emerging growth companies.



  We will not engage in any of the following activities that would subject us to being licensed as a broker-dealer, investment company or investment adviser:

   * We will not receive compensation based on securities transactions.
   *    We will not solicit customers for issuers.
   * We will not handle funds or securities in connection with securities transactions.
   * We will not participate in negotiations for securities transactions.
   * We will not provide investment advice to prospective buyers of securities.

     There are no environmental laws that directly affect our business and thus we do not face any cost of compliance.

     We presently employ two persons on a full time basis, the President Frank J. Weinstock and the Secretary, Trish R. Francis.
There are no other current employees.

     We plan to file reports with the SEC following the offering on Form 10-K for annual reports and Form 10-Q for quarterly reports. Copies of the annual report will be mailed to the shareholders.


  MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE PLAN OF OPERATION


     If we sell the maximum units that are being registered under the registration statement we will have sufficient cash to operate for the next 12 months. If less is sold the scale of operations will be scaled down accordingly. We believe that the income to be generated is a direct result of the amount of sales effort that is expended to secure clients. The primary goal is to have sufficient cash to open an office and have support staff that will support the sales efforts of the officers and directors of the company. With proper support the company will be able to carry out business in a profitable manner. The first milestone the company hopes to achieve with this offering is the raising of at least $ 300,000. This will allow for the opening of an office with minimal staff. If the maximum units are sold we will lease offices and purchase adequate equipment to facilitate business operations. The budget for such an operation is set forth in the use of proceeds section of the prospectus.

  The second milestone is to generate income from fees of not less than $300,000 for the first year. This level of income will allow the company to continue in business and expand on this base. We have identified potential clients that will generate fee income that will allow achievement of our financial objectives in the first year of operations
following this offering.   We will consider hiring additional professional
assistance on an "as needed" basis. We will hire a speciality firm to design an appropriate website.





  DESCRIPTION OF PROPERTY

          We do not own any material property. We lease our current office on a month to month basis from Valley N' Shores at the rate of $ 900 per month. Our President, Mr. Weinstock owns office furniture, telephones, computers and fax and other related equipment which he allows us to use at no cost.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since inception we issued 50,000 shares valued at $ 12,500 to the Lance Kerr Law Office for services and 6,000 shares valued at $ 1,500 to Trish R. Francis for services.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

          There is currently no trading market for our shares. We plans to apply for trading privileges in the near future.


   EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

   The following table sets forth the compensation earned by the Executive Officers which includes only the Chief Executive Officer.

                  SUMMARY COMPENSATION TABLE

                                                    Long Term
                                    1999 Annual     Compensation
                                    Compensation    Awards

                                              Number of
                                              Securities



Underlying
Name and Principal Position(s)       Salary      Bonus     Options

Frank J. Weinstock...................$100,000(1)   $  0     0
President, Chief Executive
Officer and Chairman of
the Board of Directors

(1) Mr. Weinstock's compensation was $ 100,000 for the year ended
    December 31, 1999. On January 1, 2000 Mr. Weinstock's compensation increased to $ 150,000 per year.



Stock Options and Stock Appreciation Rights

   We have granted no options and has no plans for doing so in the near future. We have granted no stock appreciation rights has no plans for doing so in the near future.




 FINANCIAL STATEMENTS

          Audited Financial Statements for the Company as of December 31, 1999 are attached as Pages F-1 to F-13.

     Unaudited Financial Statements for the Company as of
June 30, 2000 are attached as Pages F-14 to F-    .







































                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)

                      FINANCIAL STATEMENTS

                       December 31, 1999



                               F-1




































                       C O N T E N T S


Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . F 3

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . F 4

Statements of Operations . . . . . . . . . . . . . . . . . . . . . . F 5

Statements of Stockholders' Equity (Deficit) . . . . . . . . . . . . F 6

Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . F 8

Notes to the Financial Statements. . . . . . . . . . . . . . . . . . F 9



                                F-2























                INDEPENDENT AUDITORS' REPORT


      To the Board of Directors
      Strategic Partners, Inc.
      (A Development Stage Company)
      Oxnard, California


      We have audited the accompanying balance sheets of Strategic Partners, Inc. (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998 and from inception on September 25, 1998 through December 31, 1999.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Partners, Inc. (a development stage company) as of December 31, 1999 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and from inception on September
25, 1998 through December 31, 1999 in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company is a development stage company with no operating capital which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        /s/ Jones, Jensen & Company
      Jones, Jensen & Company
      Salt Lake City, Utah
      April 25, 2000


                                F-3



                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
                         Balance Sheets


                                                      December 31,
                                                          1999


CURRENT ASSETS

 Cash                                                 $     386
                                                          -----
 Total Current Assets                                       386
                                                          -----
  TOTAL ASSETS                                         $    386
                                                          =====

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

 Accounts  payable                            $          64,646
 Accrued interest (Note 5)                                   38
 Note Payable (Note 5)                                    5,000

                                                        -------
  Total Current Liabilities                              69,684

                                                        -------
STOCKHOLDERS' EQUITY (DEFICIT)

 Common stock, $0.001 par value;
 10,000,000 shares authorized;
 569,000 shares issued
 and outstanding                                           569
 Additional paid-in capital                            559,297

 Deficit accumulated during
  the development stage                               (629,164)

                                                      ---------
    Total Stockholders'
    Equity (Deficit)                                   (69,298)

                                                      ---------
  TOTAL LIABILITIES AND
   STOCKHOLDERS'
   EQUITY (DEFICIT)                               $        386

                                                      ========


The accompanying notes are an integral part of these financial statements.


                                 F-4











                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
                    Statements of Operations



                                                         From
                                                         Inception on
                                     For the             September 25,
                                   Years Ended           1998 Through
                            December 31,   December 31,  Decemberr 31,
                                   1999           1998   1999


REVENUES                   $         -      $       -    $           -

EXPENSES

 General and
   administrative           365,113          264,556          629,669
                         ----------        ---------          ---------
(LOSS) FROM OPERATIONS     (365,113)        (264,556)        (629,669)

OTHER INCOME

 Interest expense              (38)                -              (38)
 Miscellaneous income          543                 -              543
                        ----------           --------        --------
  Total Other Income           505                  -             505
                        ----------           --------        --------
NET (LOSS)       $        (364,608)     $    (264,556)     $ (629,164)
                         =========           ========        =========
BASIC (LOSS)
  PER SHARE      $         (0.94)     $        (1.27)
                        =========            ========


The accompanying notes are an integral part of these financial statements.


                                     F-5






















                     STRATEGIC PARTNERS, INC.
                   (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit)



                                                                 Deficit
                                                                 Accumulated
                                                   Additional    During the
                                  Common Stock     Paid-In       Development
                                Shares   Amount    Capital       Stage

At inception on
September 25, 1998                  -     $   -     $     -       $      -

Common stock issued
  for services at
  $1.00 per share,
  October 9, 1998              215,000      215     214,785              -


Common stock issued
  for cash at $1.00
  per share, October
  12, 1998                       2,000        2       1,998              -


Common stock issued
  for cash and services
  at $1.00 per share,
  October 13, 1998               4,000        4       3,996              -


Common stock issued
  for services at
  $1.00 per share,
  October 19, 1998              5,000         5       4,995              -


Common stock issued
  for cash and services
  at $1.00 per share,
  October 30, 1998             10,000        10       9,990              -


Common stock issued
  for cash at $1.00
  per share,
  November 17, 1998             6,000         6       5,994              -


Common stock issued
  for cash at $1.00
  per share,
  November 24, 1998             3,000         3       2,997              -

Common stock issued
  for cash, services
  and expenses at
  $1.00 per share,
  December 8, 1998             21,000        21      20,979              -


Less stock
  offering costs                    -         -       (534)              -

Net (loss) for
  the period ended
  December 31, 1998                 -         -          -         (264,556)
                              -------      ----     -------       ---------
Balance, December
  31, 1998                    266,000       266     265,200        (264,556)

Common stock issued
  for expenses at
  $1.00 per share,
  January 5, 1999                 300         -         300              -

Common stock issued
  for cash and
  services at
  $1.00 per share,
  January 16, 1999              12,50        13      12,487              -


Common stock issued
  for cash at $1.00
  per share,
  January 20, 1999              20,000       20      19,980              -


Common stock issued
  for cash at $1.00
  per share,
  February 3, 1999               1,000        1         999              -


Common stock issued
  for cash at
  $1.00 per share,
  February 15, 1999              2,200         2      2,198              -
                                 -----      ----   --------      ----------



The accompanying notes are an integral part of these financial statements.

                                  F - 6










                         STRATEGIC PARTNERS, INC.
                      (A Development Stage Company)
         Statements of Stockholders' Equity (Deficit) (Continued)



                                                                Deficit
                                                                Accumulated
                                                   Additional   During the
                                   Common Stock    Paid-In      Development
                                  Shares  Amount   Capital      Stage

Balance Forward                 302,000 $   302   $  301,164    $  (264,556)

Common stock issued
  for cash at
  $1.00 per share,
  February 22, 1999               2,000       2        1,998             -


Common stock issued
  for cash at
  $1.00 per share,
  March 12, 1999                  6,400       6        6,394              -

Common stock issued
  for cash and
  services at
  $1.00 per share,
  March 26, 1999                 27,500      27      27,473              -


Common stock issued
  for cash at
  $1.00 per share,
  May 10, 1999                    1,000       1         999              -


Common stock issued
  for cash and
  services at
  $1.00 per share,
  May 19, 1999                   6,000        6       5,994              -


Common stock issued
  for services
  at $1.00 per share,
  July 12, 1999                  2,000        2       1,998              -


Common stock issued
  for services
  at $1.00 per share,
  July 27, 1999                  1,600         2      1,598              -


Common stock issued
  for cash and services
  at $1.00 per share,
  August 3, 1999                 1,000          1        999              -


Common stock issued
  for services
  at $1.00 per share,
  August 10, 1999                1,500          2      1,498              -


Common stock issued
  for cash at
  $1.00 per share,
  September 17, 1999            12,500         12     12,488              -


Common stock issued
  for cash and
  services at
  $1.00 per share,
  October 1, 1999              193,500        194    193,306              -


Common stock issued
  for cash and services
  at $1.00 per share,
  October 26, 1999              11,000         11     10,989              -


Common stock issued
  for services at
  $1.00 per share,
  October 29, 1999               1,000          1        999              -


Less stock
  offering costs                     -          -     (8,600)             -

Net (loss) for
  the year ended
  December 31, 1999                   -          -          -       (364,608)
                                 -----      -----    --------      ---------
Balance,
  December 31, 1999            569,000   $    569   $ 559,297  $ (629,164)
                               =======   ========   =========   ============

The accompanying notes are an integral part of these financial statements.


                                     F - 7















                         STRATEGIC PARTNERS, INC.
                      (A Development Stage Company)
                         Statements of Cash Flows



                                                             From
                                      For the                Inception on
                                      Years Ended            September 25,
                                      December 31            1998 Through
                                                             December 31,
                                   1999           1998       1999


CASH FLOWS FROM
  OPERATING ACTIVITIES

   Loss from operations    $       (364,608)    $    (264,556)  $  (629,164)
   Adjustments to
   reconcile net loss to
   net cash (used)
   by operating activities:
    Common stock issued
    for services                    193,300           243,000       436,300
   Changes in assets
    and liabilities:
    Increase (decrease)
    in accounts payable              64,646                 -        64,646
    Increase in accrued interest         38                 -            38
                                   --------           -------      --------
    Net Cash (Used)
     by Operating Activities        (106,624)          (21,556)    (128,180)
                                    --------           -------     ---------
CASH FLOWS FROM INVESTING
    ACTIVITIES                            -                 -            -
                                   --------          --------     ---------
CASH FLOWS FROM FINANCING
    ACTIVITIES
      Proceeds from notes payable      5,000                -         5,000
      Issuance of common
       stock for cash                109,700            23,000      132,700
      Stock offering costs           (8,600)              (534)      (9,134)
                                   ---------          ---------   ----------
      Net Cash Provided
       by Operating Activities      106,100            22,466       128,566
                                 ----------          ---------    ---------
INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                 (524)              910           386

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD                910                -             -

                                 ----------          ---------     --------
CASH AND CASH EQUIVALENTS
  AT END OF PERIOD        $             386        $       910         386
                                 ==========         ==========   ==========
Cash Paid For:
  Interest                $               -        $       -    $        -

  Income taxes            $               -        $       -    $        -



The accompanying notes are an integral part of these financial statements.

                                       F - 8






                   STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                     December 31, 1999



NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Strategic Partners, Inc. (a development stage company) (the
Company) was organized under the laws of the State of Wyoming on September 25, 1998. The purpose of the Company is to engage in the business of investment banking. The Company has had no active operations from inception.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

  b. Provision for Taxes

No provision for income taxes has been made due to the inactive status of the Company. The Company has a net operating loss carryover at December 31, 1999 of approximately $629,000 which expires in 2019. The potential tax benefit of the loss carryover has been offset by a valuation allowance of the same amount.

  c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  d. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  e.  Revenue Recognition Policy

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.


                               F - 9




                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                       December 31, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 f.   Basic (Loss) Per Share

The following is an illustration of the reconciliation of the numerators and denominators of the basic loss per share calculation:


                                                    For the
                                                   Years Ended
                                                   December 31,

                                               1999                1998
Net loss (numerator)             $         (364,608)        $  (264,556)
Weighted average shares outstanding
(denominator)                               388,930             207,876

Basic loss per share             $            (0.94)        $     1.27)

Dilutive loss per share is not presented as there are no potentially dilutive items outstanding.

NOTE 3 -  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to earn revenues from investment banking services. Until sufficient revenues are earned to operate profitably, management intends to issue additional shares of its common stock for cash, services, or expenses paid on behalf of the Company.


NOTE 4 -  RELATED PARTY TRANSACTIONS

The Company pays rent of $900 per month on a month-to-month basis for office space in the personal residence of a related party. Rent expense for the year ended December 31, 1999 was $10,800.

The Company agreed to pay its Chief Executive Officer $7,500 per month as compensation for January through October 1999. Compensation expense associated with this agreement amounted to $75,000 for the year ended
December 31, 1999.

During October 1999, the Company signed an employment contract with its Chief Executive Officer, whereby, the Company agreed to pay him $150,000 per year for five years. Compensation expense associated with this contract amounted to $25,000 for the year ended December 31, 1999.





                               F - 10




                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                       December 31, 1999


NOTE 4 -  RELATED PARTY TRANSACTIONS (Continued)

The Company agreed to pay its Secretary $2,500 per month as compensation. Compensation expense associated with this agreement amounted to $30,000 for the year ended December 31, 1999.

NOTE 5  - NOTE PAYABLE

On December 3, 1999, the Company signed a promissory note for $5,000. The note has a maturity date of June 3, 2000 and accrues interest at 10% per annum, unsecured. At December 31, 1999, the unpaid principal balance was $5,000 and accrued interest payable under the note amounted to $38.


NOTE 6  - ISSUANCE OF STOCK

During October 1998, the Company issued 215,000 shares of its previously authorized, but unissued, common stock for services of $215,000 (or $1.00 per share).

During October 1998, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for cash of $2,000 (or $1.00 per share).

During October 1998, the Company issued 4,000 shares of its previously authorized, but unissued, common stock for cash of $2,000 and services of $2,000 (or $1.00 per share).

During October 1998, the Company issued 5,000 shares of its previously authorized, but unissued, common stock for services of $5,000 (or $1.00 per share).

During October 1998, the Company issued 10,000 shares of its previously authorized, but unissued, common stock for cash of $5,000 and services of $5,000 (or $1.00 per share).

During November 1998, the Company issued 6,000 shares of its previously authorized, but unissued, common stock for cash of $6,000 (or $1.00 per share).

During November 1998, the Company issued 3,000 shares of its previously authorized, but unissued, common stock for cash of $3,000 (or $1.00 per share).

During December 1998, the Company issued 5,000 shares of its previously authorized, but unissued, common stock for cash of $5,000 (or $1.00 per share).


                             F - 11



                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                       December 31, 1999


NOTE 6 -  ISSUANCE OF STOCK (Continued)

During December 1998, the Company issued 16,000 shares of its previously authorized, but unissued, common stock for services of $16,000 (or $1.00 per share).

During January 1999, the Company issued 300 shares of its previously authorized, but unissued, common stock for services of $300 (or $1.00 per share).

During January 1999, the Company issued 12,500 shares of its previously authorized, but unissued, common stock for cash of $6,000 and services of $6,500 (or $1.00 per share).

During January 1999, the Company issued 20,000 shares of its previously authorized, but unissued, common stock for cash of $20,000 (or $1.00 per share).

During February 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $1,000 (or $1.00 per share).

During February 1999, the Company issued 2,200 shares of its previously authorized, but unissued, common stock for cash of $2,000 and services of $200 (or $1.00 per share).

During February 1999, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for cash of $2,000 (or $1.00 per share).

During March 1999, the Company issued 6,400 shares of its previously authorized, but unissued, common stock for cash of $5,000 and services of $1,400 (or $1.00 per share).

During March 1999, the Company issued 27,500 shares of its previously authorized, but unissued, common stock for cash of $25,000 and services of $2,500 (or $1.00 per share).

During May 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $1,000 (or $1.00 per share).

During May 1999, the Company issued 6,000 shares of its previously authorized, but unissued, common stock for cash of $5,000 and services of $1,000 (or $1.00 per share).

During July 1999, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for services of $2,000 (or $1.00 per share).

During July 1999, the Company issued 1,600 shares of its previously authorized, but unissued, common stock for services of $1,600 (or $1.00 per share).

During August 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $200 and services of $800 (or $1.00 per share).



                              F - 12



                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
                       December 31, 1999


NOTE 6 -  ISSUANCE OF STOCK (Continued)


During August 1999, the Company issued 1,500 shares of its previously authorized, but unissued, common stock for services of $1,500 (or $1.00 per share).

During September 1999, the Company issued 12,500 shares of its previously authorized, but unissued, common stock for cash of $12,500 (or $1.00 per share).

During October 1999, the Company issued 193,500 shares of its previously authorized, but unissued, common stock for cash of $20,000 and services of $173,500 (or $1.00 per share).

During October 1999, the Company issued 11,000 shares of its previously authorized, but unissued, common stock for cash of $10,000 and services of $1,000 (or $1.00 per share).

During October 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for services of $1,000 (or $1.00 per share).

Stock offering costs of $8,600 were offset to additional paid-in capital during 1999.


                              F - 13

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
                         Balance Sheets


                                    June 30,               December 31,
                                      2000                     1999
                                  (Unaudited)

CURRENT ASSETS

 Cash                          $      42,503              $        386
                                      ------                      ----
  Total Current Assets                42,503                       386
                                      ------                      ----
FIXED ASSETS, NET (Note 2)             1,476                         -
                                      ------                      ----

  TOTAL ASSETS                 $      43,979              $        386
                                      ======                      ====

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

 Accounts payable-Related
   Party (Note 4)               $     82,700              $     64,646
 Accrued interest (Note 5)             2,688                        38
 Note payable (Note 5)                58,700                     5,000
                                      ------                     -----
  Total Current Liabilities          144,088                    69,684
                                     -------                    ------
STOCKHOLDERS' EQUITY (DEFICIT)

 Common stock, $0.001 par
  value; 10,000,000 shares
  authorized; 619,500 and
  569,000 shares issued and
  outstanding, respectively              620                       569
 Additional paid-in capital          647,746                   559,297
 Deficit accumulated during
  the development stage             (748,475)                 (629,164)
                                    --------                   -------
  Total Stockholders' Equity
             (Deficit)              (100,109)                 (69,298)
                                    ---------                  ------
  TOTAL LIABILITIES AND
   STOCKHOLDERS'
   EQUITY (DEFICIT)            $      43,979            $         386
                                    ========                   ======

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
                    Statements of Operations
                          (Unaudited)

From

Inception on
                                 For the Six             For the Three
September 25,
                                 Months Ended            Months Ended
1998 Through
                                   June 30,                 June 30,
 June 30,
                               2000        1999         2000        1999
   2000                        2000
REVENUES                   $    -      $       -      $      -      $       -  $      -

EXPENSES

 General and
    administrative         116,623      155,400        59,089         64,721    745,342
                           -------      -------       -------        -------    -------
(LOSS) FROM OPERATIONS     116,623     (155,400)      (59,089)       (64,721)  (745,342)
                           -------     --------       --------       -------    -------
OTHER INCOME (EXPENSE)

 Interest expense           (2,688)           -          (950)              -    (3,676)
 Miscellaneous income            -             -            -               -       543
                            ------       ------        -------        -------   --------

  Total Other Income
      (Expense)             (2,688)           -          (950)              -    (3,133)
                           -------      --------       --------       -------- ---------
NET (LOSS)             $  (119,311)     (155,400)      (60,039)      $(64,721) (748,475)
                          ========      ========       =======        =================
BASIC (LOSS)
    PER SHARE          $     (0.21)   $    (0.49)    $   (0.10)      $  (0.19)
                          =========     ========      ========        ========

                              F- 15

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
          Statements of Stockholders' Equity (Deficit)

                                                                Deficit
                                                                Accumulated
                                                   Additional   During the
                                 Common Stock      Paid-In      Development
                              Shares      Amount   Capital      Stage

At Inception on
 September 25, 1998               -     $     -    $      -     $       -

Common stock issued
 for services at $1.00 per
 share, October 9, 1998     215,000         215     214,785             -

Common stock issued
 for cash at $1.00 per
 share, October 12, 1998      2,000           2       1,998             -

Common stock issued
 for cash and services at
 $1.00 per share,
 October 13, 1998             4,000           4       3,996             -

Common stock issued
 for services at $1.00 per
  share, October 19, 1998     5,000           5       4,995             -

Common stock issued
 for cash and  services at
 $1.00 per share,
 October 30, 1998            10,000          10       9,990             -

Common stock issued
 for cash at $1.00 per
 share, November 17, 1998     6,000           6       5,994             -

Common stock issued
 for cash at $1.00 per
 share, November 24, 1998     3,000           3       2,997             -

Common stock issued for
  cash, services and
  expenses at $1.00 per
  share, December 8, 1998    21,000          21      20,979             -

Less stock offering costs         -           -        (534)            -

Net (loss) for the period
 ended December 31, 1998          -           -           -      (264,556)
                             ------      ------      ------       -------
Balance, December 31, 1998  266,000         266     265,200      (264,556)

Common stock issued
 for expenses at $1.00 per
 share, January 5, 1999         300           -        300              -

Common stock issued for
 cash and  services at
 $1.00 per share,
 January 16, 1999            12,500          13     12,487              -

Common stock issued
 for cash at $1.00 per
 share, January 20, 1999     20,000          20     19,980              -

Common stock issued
 for cash at $1.00 per
 share, February 3, 1999      1,000           1        999              -

Common stock issued
 for cash at $1.00 per
 share, February 15, 1999     2,200           2      2,198              -
                           --------     -------    -------          --------
Balance Forward             302,000     $   302 $  301,164      $  (264,556)


                                        F - 17

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
    Statements of Stockholders' Equity (Deficit) (Continued)

                                                                   Deficit
                                                                   Accumulated
                                                     Additional    During the
                               Common Stock          Paid-In       Development
                           Shares        Amount      Capital       Stage

Balance Forward             302,000    $   302   $   301,164     $  (264,556)

Common stock issued
 for cash at $1.00 per
 share, February 22, 1999     2,000          2         1,998              -


Common stock issued
 for cash at $1.00 per
 share, March 12, 1999        6,400          6         6,394               -

Common stock issued
 for cash and services
 at $1.00 per share,
 March 26, 1999              27,500         27        27,473              -


Common stock issued
 for cash at $1.00 per
 share, May 10, 1999          1,000          1           999              -


Common stock issued
 for cash and services
 at $1.00 per share,
 May 19, 1999                 6,000          6         5,994             -

Common stock issued
 for services at $1.00
 per share, July 12, 1999     2,000          2         1,998             -

Common stock issued
 for services at $1.00
 per share, July 27, 1999     1,600          2         1,598             -

Common stock issued
 for cash and services
 at $1.00 per share,
 August 3, 1999                1,000         1           999             -

Common stock issued
 for services at $1.00 per
 share, August 10, 1999        1,500         2         1,498             -
                                       F- 18

Common stock issued
 for cash at $1.00 per
 share, September 17, 1999    12,500        12        12,488             -

Common stock issued
 for cash and services
 at $1.00 per share,
 October 1, 1999             193,500       194       193,306             -

Common stock issued
 for cash and services
 at $1.00 per share,
 October 26, 1999              11,000       11        10,989             -

Common stock issued
 for services at $1.00 per
 share, October 29, 1999        1,000        1           999             -

Less stock offering costs           -        -        (8,600)            -

Net (loss) for the year
 ended December 31, 1999            -        -             -      (364,608)
                             --------     -----     --------      --------
Balance,
 December 31, 1999            569,000   $   569   $  559,297   $  (629,164)
                            ---------   -------   ----------   ------------

                                      F-19

                   STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
  Statements of Stockholders' Equity (Deficit) (Continued)

                                                                 Deficit
                                                                 Accumulated
                                                    Additional   During the
                              Cmmon Stock           Paid-In      Development
                           Shares      Amount       Capital      Stage

Balance,
 December 31, 1999        569,000     $   569     $   559,297    $  (629,164)

Common stock issued for
cash at $ 2.00 per share
May 22, 2000 (unaudited)   29,000          29          57,971              -

Common stock issued for
cash at $ 2.00 per share
May 25, 2000 (unaudited)    5,000           5           9,995              -

Common stock issued for
cash at $ 2.00 per share
June 1, 2000 (unaudited)    2,000           2           3,998              -

Common stock issued for
cash at $ 1.00 per share
June 3, 2000 (unaudited)    5,000           5           4,995              -

Common stock issued for
cash at $ 2.00 per share
June 15, 2000 (unaudited)   1,000           1           1,999              -

Common stock issued for
cash at $ 2.00 per share
June 23, 2000 (unaudited)   1,000           1           1,999              -

Common stock issued for
cash at $ 1.00 per share
June 30, 2000 (unaudited)   7,500           8           7,492

Net (loss) for the
 sixe months ended
 June 30, 2000
 (unaudited)                   -            -              -        (119,311)
                        ---------    --------       --------       ---------
Balance,
 June 30, 2000
 (unaudited)             619,500      $   620     $   647,746    $  (748,475)
                        ========     ========     ===========    ============

                        STRATEGIC PARTNERS, INC.
                     (A Development Stage Company)
                        Statements of Cash Flows
                              (Unaudited)

                                                                               From
                                                                               Inception on
                                                                               September 25,
                                For the Six Months      For the Three Months   1998 Through
                                   Ended June 30,          Ended June 30,       June 30,
                                 2000          1999      2000          1999     2000
CASH FLOWS FROM
  OPERATING ACTIVITIES
  Net loss                  $ (119,311)   $ (155,440)  $ (60,039)  $ (64,721)  $ (748,475)
  Adjustments to
   reconcile net
   loss to net cash (used)
   by operating activities:
     Common stock issued
     for services                     -       11,600           -       1,000      436,300
  Changes in operating
    assets and liabilities:
  Increase (decrease)in
    accounts payable             18,054       75,839      (2,663)      56,720      82,700
  Increase in accrued
    interest                      2,650            -       1,700            -       2,688
                                -------       ------      ------       ------     -------
       Net Cash (Used) by
       Operating Activities     (98,607)     (68,001)    (61,002)      (7,001)   (226,787)
                                -------       ------     -------       -------   --------
CASH FLOWS FROM
   INVESTING ACTIVITIES
     Purchase of Fixed Assets    (1,476)            -      (1,476)          -      (1,476)
                                 -------     --------      -------     -------    --------

                              F- 21



 Net Cash (Used) by
      Investing Activities       (1,476)            -      (1,476)          -      (1,476)
                                 -------     --------      -------     -------   --------

CASH FLOWS FROM
      FINANCING ACTIVITIES

  Proceeds from notes
     payable                     66,200              -      15,700          -     71,200
  Issuance of common
     stock for cash              76,000         67,000      76,000      6,000      208,700
  Stock offering costs                -              -           -          -  (9,134)
                                -------        -------     -------     -------      -------
   Net Cash Provided by
     Financing Activitis        142,200         67,000      91,700      6,000      270,766
                                -------        -------     -------     -------   -------
INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS            42,117         (1,001)     29,222     (1,001)  42,503

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD             386           (910)     13,281       (910)           -
                                -------         -------    -------     -------     -------
CASH AND CASH EQUIVALENTS
    AT END OF PERIOD        $    42,503       $     91   $  42,503     $    91    $  42,503
                                =======        =======     =======    ========      =======
Cash Paid For:

  Interest                  $         -       $      -    $      -     $     -    $       -
  Income taxes              $         -       $      -    $      -     $     -  $       -


                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
              June 30, 2000 and December 31, 1999


NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Strategic Partners, Inc. (a development stage company) (the Company) was organized under the laws of the State of Wyoming on September 25, 1998. The purpose of the Company is to engage in the business of investment banking. The Company has had no active operations from inception.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

b. Provision for Taxes

No provision for income taxes has been made due to the inactive status of the Company. The Company has a net operating loss carryover at June 30, 2000 of approximately $ 745,000 which expires in 2020. The potential tax benefit of the loss carryover has been offset by a valuation allowance of the same amount.

c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.  Revenue Recognition Policy

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
              June 30, 2000 and December 31, 1999


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f.   Basic (Loss) Per Share

The following is an illustration of the reconciliation of the numerators and denominators of the basic loss per share calculation:



                                                  For the                  For the
                                             Six Months Ended      Three Months Ended
                                                  June 30,               June 30,
                                          2000             1999         2000       1999
                                    (Unaudited)      (Unaudited)  (Unaudited)    (Unaudited)
Net loss (numerator)             $    (119,311)    $   (155,400)  $  (60,039)   $    (64,721)

 Weighted average shares
 outstanding (denominator)             577,385          319,493      588,769       341,230
                                      --------         --------      -------     --------
Basic loss per share             $       (0.21)     $     (0.49)  $    (0.10)  $     (0.19)
                                      ========         ========      =======       ========

Dilutive loss per share is not presented as there are no potentially dilutive items outstanding.


< Page>

g. Fixed Assets

Fixed assets are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not extend the useful life of th4e assets are expensed as incurred. Depreciation of property and equipment is determined using the straight line method over the useful lives, primarily from 5 to 7 years. Property and equipment consisted of the following at:

                                       June 30,        December 31
                                         2000              1999

           Office equipment          $    1,476        $         -
                                         ------             ------
                                     $    1,476        $         -
                                         ======             ======

Depreciation expense for the six months ended June 30, 2000 and for the year ended December 31, 1999 was $ 0 and $ 0, respectively.

h.  Unaudited Financial Statements

The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

NOTE 3 -  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to earn revenues from investment banking services. Until sufficient revenues are earned to operate profitably, management intends to issue additional shares of its common stock for cash, services, or expenses paid on behalf of the Company.

NOTE 4 -  RELATED PARTY TRANSACTIONS

Office Space

The Company pays rent of $900 per month on a month-to-month basis for office space in the personal residence of a related party. Rent expense for the six months ended June 30, 2000 and 1999 was $5,400 and $5,400, respectively.

                    STRATEGIC PARTNERS, INC.
                 (A Development Stage Company)
               Notes to the Financial Statements
              June 30, 2000 and December 31, 1999


NOTE 4 -  RELATED PARTY TRANSACTIONS (Continued)

Accounts Payable

Accounts payable cconsits of unpaid consulting expenses for Chief
Executive Officer in the amount of $ 80,000 and rent for office space in the amount of $ 2,700 at June 30, 2000.

Employment Agreements

The Company agreed to pay its Chief Executive Officer $7,500 per month as compensation for January through October 1999. Compensation expense associated with this agreement amounted to $45,000 for the six months ended June 30, 1999.

During October 1999, the Company signed an employment contract with its Chief Executive Officer, whereby, the Company agreed to pay him $150,000 per year for five years. Compensation expense associated with this contract amounted to $75,000 and $-0- for the six months ended June 30, 2000 and 1999, respectively.

The Company agreed to pay its Secretary $2,500 per month as compensation. Compensation expense associated with this agreement amounted to $15,000 and $15,000 for the six months ended June 30, 2000 and 1999, respectively.

NOTE 5  - NOTE PAYABLE

On December 3, 1999, the Company signed a promissory note for $5,000. The note has a maturity date of June 3, 2000 and accrues interest at 10% per annum, unsecured. During June, 2000, the holder of the note elected to convert the principal amount of $ 5,000 to 5,000 shares of common stock.

On January 12, 2000, the Company signed a convertible promissory note for $3,000. The note has a maturity date of July 12, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $3,000 and accrued interest payable under the note amounted to $140.

On January 12, 2000, the Company signed a convertible promissory note for $3,000. The note has a maturity date of July 12, 2000 and accrues interest at 10% per annum, unsecured. At July 30, 2000, the unpaid principal balance was $3,000 and accrued interest payable under the note amounted to $140.

On January 12, 2000, the Company signed a convertible promissory note for $3,000. The note has a maturity date of July 12, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $3,000 and accrued interest payable under the note amounted to $140.
                              F - 26

On January 21, 2000, the Company signed a convertible promissory note for $1,000. The note has a maturity date of July 21, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $1,000 and accrued interest payable under the note amounted to $44.

On January 24, 2000, the Company signed a convertible promissory note for $12,500. The note has a maturity date of July 24, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $12,500 and accrued interest payable under the note amounted to $541.


NOTE 5 -  NOTE PAYABLE (Continued)

On January 24, 2000, the Company signed a convertible promissory note for $12,500. The note has a maturity date of July 24, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $12,500 and accrued interest payable under the note amounted to $541.

On February 10, 2000, the Company signed a convertible promissory note for $5,000. The note has a maturity date of August 10, 2000 and accrues interest at 10% per annum, unsecured. During June 2000, the holder of the note elected to convert the principal amount of $ 5,000 to 5,000 shares of common stock.

On February 18, 2000, the Company signed a convertible promissory note for $2,500. The note has a maturity date of August 18, 2000 and accrues interest at 10% per annum, unsecured. During June, 2000 the holder of the note elected to convert the principal amount of $2,500 to 2,500 shares of common stock.

On March 6, 2000, the Company signed a convertible promissory note for $2,500. The note has a maturity date of September 6, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $2,500 and accrued interest payable under the note amounted to $79.

On March 6, 2000, the Company signed a convertible promissory note for $3,000. The note has a maturity date of September 6, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $3,000 and accrued interest payable under the note amounted to $95.

On March 6, 2000, the Company signed a convertible promissory note for $2,500. The note has a maturity date of September 6, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $2,500 and accrued interest payable under the note amounted to $79.

On April 12, 2000, the Company signed a convertible promissory note for $700. The note has a maturity date of October 12, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $700 and accured interest payable under the note amounted to $54.

On April 18, 2000, the Company signed a convertible promissory note for $15,000. The note has a maturity date of October 18, 2000 and accrues interest at 10% per annum, unsecured. At June 30, 2000, the unpaid principal balance was $15,000 and accured interest payable under the note amounted to $ 300.


NOTE 6  - ISSUANCE OF STOCK

During October 1998, the Company issued 215,000 shares of its previously authorized, but unissued, common stock for services of $215,000 (or $1.00 per share).

During October 1998, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for cash of $2,000 (or $1.00 per share).

During October 1998, the Company issued 4,000 shares of its previously authorized, but unissued, common stock for cash of $2,000 and services of $2,000 (or $1.00 per share).

During October 1998, the Company issued 5,000 shares of its previously authorized, but unissued, common stock for services of $5,000 (or $1.00 per share).

NOTE 6 -  ISSUANCE OF STOCK (Continued)

During October 1998, the Company issued 10,000 shares of its previously authorized, but unissued, common stock for cash of $5,000 and services of $5,000 (or $1.00 per share).

During November 1998, the Company issued 6,000 shares of its previously authorized, but unissued, common stock for cash of $6,000 (or $1.00 per share).

During November 1998, the Company issued 3,000 shares of its previously authorized, but unissued, common stock for cash of $3,000 (or $1.00 per share).

During December 1998, the Company issued 5,000 shares of its previously authorized, but unissued, common stock for cash of $5,000 (or $1.00 per share).

During December 1998, the Company issued 16,000 shares of its previously authorized, but unissued, common stock for services of $16,000 (or $1.00 per share).

During January 1999, the Company issued 300 shares of its previously authorized, but unissued, common stock for services of $300 (or $1.00 per share).

During January 1999, the Company issued 12,500 shares of its previously authorized, but unissued, common stock for cash of $6,000 and services of $6,500 (or $1.00 per share).

During January 1999, the Company issued 20,000 shares of its previously authorized, but unissued, common stock for cash of $20,000 (or $1.00 per share).

During February 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $1,000 (or $1.00 per share).

During February 1999, the Company issued 2,200 shares of its previously authorized, but unissued, common stock for cash of $2,000 and services of $200 (or $1.00 per share).

During February 1999, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for cash of $2,000 (or $1.00 per share).

During March 1999, the Company issued 6,400 shares of its previously authorized, but unissued, common stock for cash of $5,000 and services of $1,400 (or $1.00 per share).

During March 1999, the Company issued 27,500 shares of its previously authorized, but unissued, common stock for cash of $25,000 and services of $2,500 (or $1.00 per share).


NOTE 6 -  ISSUANCE OF STOCK (Continued)

During May 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $1,000 (or $1.00 per share).

During May 1999, the Company issued 6,000 shares of its previously authorized, but unissued, common stock for cash of $5,000 and services of $1,000 (or $1.00 per share).

During July 1999, the Company issued 2,000 shares of its previously authorized, but unissued, common stock for services of $2,000 (or $1.00 per share).

During July 1999, the Company issued 1,600 shares of its previously authorized, but unissued, common stock for services of $1,600 (or $1.00 per share).

During August 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for cash of $200 and services of $800 (or $1.00 per share).

During August 1999, the Company issued 1,500 shares of its previously authorized, but unissued, common stock for services of $1,500 (or $1.00 per share).

During September 1999, the Company issued 12,500 shares of its previously authorized, but unissued, common stock for cash of $12,500 (or $1.00 per share).

During October 1999, the Company issued 193,500 shares of its previously authorized, but unissued, common stock for cash of $20,000 and services of $173,500 (or $1.00 per share).

During October 1999, the Company issued 11,000 shares of its previously authorized, but unissued, common stock for cash of $10,000 and services of $1,000 (or $1.00 per share).

During October 1999, the Company issued 1,000 shares of its previously authorized, but unissued, common stock for services of $1,000 (or $1.00 per share).

Stock offering costs of $8,600 were offset to additional paid-in capital during 1999.

During May and June 2000, the Company issued 38,000 shares of its previously authorized, but unissued, common stock for cash of $76,000 (or $2.00 per share)(unaudited).

During June 2000, the Company issued 12,500 shares of its previously authorized, but unissued, common stock for convertible debt of $12,500 (or $1.00 per share)(unaudited).

                                     F - 29






[/TABLE]

  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     There are no changes in or disagreements with any prior accountant. The current accountant was hired in 1999 to audit the Company's books and records from inception.

  Until February 15, 2001 (90 days after the effective date of the registrations statement) all U.S. Dealers effecting transactions in the registered securities may be required to deliver a prospectus.


END PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

   Section 145 of the Wyoming Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Article V, Section 1, of the Company bylaws provides for mandatory indemnification of its directors to the maximum extent permitted by the Wyoming Corporation Law and permissible indemnification of officers and employees.


Item 25.  Other Expenses of Issuance and Distribution.

   The following table sets forth the costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the offer and sale of the common stock being registered. All amounts are estimates except the registration fee.

   Registration fee........................................ $    167
   NASD filing fee.............................................. 100
   Blue Sky/NASD fees and expenses (including legal fees).....15,000
   Accounting fees and expenses............................... 5,000
   Other legal fees and expenses..............................10,000
   Printing and engraving.....................................12,500
   Miscellaneous...............................................5,000
   Public Relations and Distribution..........................20,000
                                                          ----------
     Total..................................................$ 67,767
                                                         ===========




   Item 26.  Recent Sales of Unregistered Securities.

   Between October 9, 1998 and October 29, 1999 we issued and sold 569,000 shares of our common stock to 26 founders and private investors for cash consideration and services valued at $ 569,000. All investors were accredited.
The Company paid 5,600 shares as commissions to five persons as fees for referring investors to the Company.
Other than the finders fees none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Our Company has been advised that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. The recipients in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to obtain information about the Company.

   Details of the private sale of securities is set forth in Note
6 to the Financial Statements.


   Item 27.  Exhibits.


    Exhibit
    No.      Exhibit Name

   3.1       Articles of Incorporation
   3.2       By-laws
   4.2       Specimen Common Stock Certificate
   5.1       Opinion of Lance N. Kerr Law Office
   10.1      Management Contract
   23.1 Consent of Jones, Jensen & Company, independent auditors
   23.2      Consent of Lance. N. Kerr Law Office (included in
             Exhibit 5.1)
   27.1      Financial Data Schedule